                                                                    EXHIBIT 10.1
                               US DATAWORKS, INC.

                           NOTE AND WARRANT AGREEMENT
                           --------------------------


         THIS NOTE AND WARRANT PURCHASE AGREEMENT (this "AGREEMENT"), dated June 6, 2003, is entered into by and among US DATAWORKS, INC., a Nevada corporation (formerly known as Sonicport, Inc.) ("USD"), CHARLES E. RAMEY, an individual ("RAMEY") in the limited capacity relating expressly to Sections 2.3 and ___, and LA JOLLA COVE LA INVESTORS, INC., a California corporation ("LA JOLLA").

         WHEREAS, USD issued a warrant to La Jolla, dated February 6, 2001 (the "FIRST WARRANT"), granting La Jolla the right to purchase 500,00 shares of USD common stock ("COMMON STOCK") at the exercise price of the lower of either one dollar twenty-five cents ($1.25) per share or eighty percent (80%) of the lowest closing bid price twenty (20) days' prior to the exercise of the First Warrant. La Jolla paid USD fifty-six thousand two hundred fifty dollars ($56,250) as a premium for the purchase of the First Warrant. The First Warrant provided, INTER ALIA, that USD was obligated to file and cause a registration statement (for the Common Stock into which the First Warrant could be exercised) to be declared effective by the Securities Exchange Commission ("SEC") on or before June 6, 2001 (the "FIRST DEADLINE"). Failure to secure an effective registration statement by the First Deadline would require USD to pay a penalty to La Jolla of five thousand dollars ($5,000) for each 30-day period or portion thereof during the first ninety (90) days following the First Deadline, and thereafter, ten thousand dollars ($10,000) for each 30-day period or portion thereof. A copy of the First Warrant is attached hereto as EXHIBIT A.

         WHEREAS, USD did not secure an effective registration statement before the First Deadline and La Jolla demanded payment of the cash penalties. Though the First Warrant expired on February 6, 2002, the cash penalties continued to accrue.

         WHEREAS, USD and La Jolla entered into that certain securities purchase agreement (the "PURCHASE AGREEMENT"; attached hereto as EXHIBIT B), 9 3/4% convertible debenture (the "ORIGINAL NOTE"; attached hereto as EXHIBIT C), warrant (the "SECOND WARRANT"; attached hereto as EXHIBIT D) and registration rights agreement (the "RIGHTS AGREEMENT"; attached hereto as EXHIBIT E), each dated March 29, 2002 (the Purchase Agreement, Original Note, Second Warrant and Rights Agreement collectively referred to as the "MARCH 2002 AGREEMENTS").

         WHEREAS, USD and La Jolla also entered into two separate letter agreements, both dated March 29, 2002, whereby the parties agreed that: (i) La Jolla will withhold and retain twenty-five thousand dollars ($25,000) of La Jolla's initial payment for the Original Note for the partial payment of USD's legal and accounting fees (the "FEES LETTER"; attached hereto as EXHIBIT F) and
(ii) La Jolla will waive all of the cash penalties accruing under the First Warrant upon USD's securing an effective registration statement for the Common Stock into which both the First Warrant and Second Warrant could be exercised (the "WAIVER Letter"; attached hereto as EXHIBIT G).

         WHEREAS, as a material inducement for La Jolla to enter into the March 2002 Agreements, Ramey entered into that certain continuing personal guaranty, also dated March 29, 2002 (the "PERSONAL GUARANTY"; attached hereto as EXHIBIT
H), whereby Ramey personally guaranteed to La Jolla the performance and payment of USD's obligations under the March 2002 Agreements.

         WHEREAS, the Original Note and Second Warrant provided, INTER ALIA, that USD was obligated to file and cause a registration statement (for the Common Stock into which the Original Note may be converted and the Second Warrant exercised) to be declared effective by the SEC on or before July 27, 2002 (the "SECOND DEADLINE"). Failure to secure an effective registration statement by the Second Deadline would require USD to issue and pay to La Jolla, as the case may be: (i) fifty thousand shares of Common Stock for each 30-day period or portion thereof following the Second Deadline; and (ii) fifteen thousand dollars ($15,000) for each 30-day period or portion thereof during the first ninety (90) days following the Second Deadline, and thereafter, twenty thousand dollars ($20,000) for each 30-day period or portion thereof.

         WHEREAS, USD did not secure an effective registration statement before the Second Deadline. USD informed La Jolla that it would be withdrawing its application for its registration statement and, on March 27, 2003, formally withdrew its application from the SEC. Subsequently, La Jolla informed USD of its intention to demand the penalties payable under both the First Warrant and Second Warrant and to enforce USD's obligations through the Personal Guaranty.

         WHEREAS, USD wishes to fully and completely settle its obligations to La Jolla under the First Warrant, the March 2002 Agreements and the Fees Letter, Ramey wishes to amend the Personal Guaranty and La Jolla agrees to settle with USD and to amend the Personal Guaranty in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the following meanings:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "LIEN" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset.

         "MATERIAL ADVERSE EFFECT" means any change, violation, inaccuracy, circumstance or effect that is materially adverse to the business, properties, assets (including intangible assets), liabilities, capitalization or financial condition of USD and its Subsidiaries, taken as a whole; provided, however, that the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (i) any occurrences relating to the economy of the United States in general and (ii) changes in trading prices for USD's securities or for securities in general.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

         "SEC DOCUMENTS" means USD's periodic reports filed with the SEC.

         2. NEW NOTE, NEW WARRANT AND AMENDED PERSONAL GUARANTY.

         2.1 NEW NOTE. USD shall enter into a new promissory note ("NEW NOTE"), substantially in the form attached hereto as EXHIBIT I, with La Jolla for the principal amount of four hundred forty-five thousand dollars ($445,000). La Jolla shall surrender its Original Note to USD for cancellation and such Note shall hereinafter be void. The form of the New Note will include:

                  (a) the New Note shall bear eight percent (8%) interest per annum;

                  (b) upon execution of this Agreement, USD shall pay La Jolla an initial payment of thirty-five thousand dollars ($35,000);

                  (c) the Company shall make quarterly payments to La Jolla of twenty thousand dollars ($20,000) on August 30, 2003, November 30, 2003, February 28, 2004, May 30, 2004 and August 30, 2004;

                  (d) all of the outstanding principal balance and any accrued and unpaid interest shall become due and payable on November 30, 2004; and

                  (e) the Notes may be prepaid by USD at any time, without penalty; and

                  (f) the outstanding principal balance including any accrued and unpaid interest of the New Note will be guaranteed under the amended Personal Guaranty (SEE Section 2.3, below).

         2.2 NEW WARRANT. USD shall grant a new warrant ("NEW WARRANT"), substantially in the form attached hereto as EXHIBIT J, to La Jolla entitling the holder to exercise such New Warrant for the purchase of up to one million dollars ($1,000,000) of Common Stock (but not to exceed a total of 11,500,000 shares). La Jolla shall surrender its Second Warrant to USD for cancellation and such Second Warrant shall hereinafter be void. The form of the New Warrant shall include:

                  (a) the exercise price for the New Warrant shall be the greater of either: (i) six cents ($0.06) or (ii) fifty percent of the average listed American Stock Exchange closing price for the Common Stock for the ten
(10) trading days immediately prior to the date the New Warrant is exercised.

However, in the event that La Jolla elects to use a cashless exercise of the New Warrant and the exercise price is less than or equal to six cents ($0.06) per share, then the number of shares that La Jolla may purchase upon exercise of the New Warrant shall be calculated based on there being a total of four million one hundred sixty-six thousand, six hundred sixty six (4,166,666) shares upon the full exercise of the New Warrant;

                  (b) the warrant may be exercised one-third (?) on the date one
(1) day following the Conversion Date (as defined below), one-third (?) on the date forty-five (45) days following the Conversion Date and one-third (?) on the date ninety (90) days following the Conversion Date. The "CONVERSION DATE" shall be that date, the earlier of (i) La Jolla's receipt of a notice from USD confirming its securing an effective registration statement by the SEC; or (ii) La Jolla's holding of the New Warrant for one year (so as to permit it to trade the Common Stock into which the New Warrant can be exercised under the restrictions of SEC Rule 144);

                  (c) La Jolla shall have "piggy-back" registration rights so that the Common Stock into which the New Warrant can be exercised may be included in any registration statement be to applied for by USD prior to the Conversion Date; and

                  (d) La Jolla may exercise a net issuance so that the New Warrant may be exercised without any further cash payment by La Jolla.

         2.3 AMENDED PERSONAL GUARANTY. Ramey and La Jolla hereby agree to amend the Personal Guaranty so that the sole and exclusive scope of the personal guarantee provided by Ramey is limited to USD's payment of the outstanding principal balance and accrued and unpaid interest of the New Note. The parties further agree that Ramey shall not personally guarantee any other obligations or liability of USD, or any other Person, including any such obligations or liabilities that may arise out of, or relate to, the First Warrant, the March 2002 Agreements, the Fee Letter, the Waiver Letter or the New Warrant. The Amended Personal Guaranty shall be substantially in the form as attached hereto as EXHIBIT K.

         2.4 CLOSING. The consummation of this transaction (the "CLOSING") shall take place at the offices of USD, 5301 Hollister Road, Suite 250, Houston, TX 77040, on June ___, 2003, or at such other time and place as USD and La Jolla mutually agree in writing. The date on which the Closing takes place is referred to as the "CLOSING DATE." At the Closing, USD shall deliver to each La Jolla a duly executed New Note and a duly executed New Warrant, with each to be registered in the name of La Jolla or, if so indicated on the Note and New Warrant Certificate Questionnaire attached hereto as EXHIBIT A, in the name of a nominee designated by La Jolla.

         3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF USD.

         USD hereby represents and warrants to, and agrees with, La Jolla that, except as otherwise disclosed in the SEC Documents, all of which qualify the following representations and warranties in their entirety:

         3.1 ORGANIZATION AND QUALIFICATION. USD is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. USD has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. USD is qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on USD.

         3.2 AUTHORIZATION. All corporate action on the part of USD necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of USD hereunder and thereunder, and the authorization, issuance and delivery of the New Note and New Warrant has been taken or will be taken on or prior to the Closing. This Agreement constitutes a legal, valid and binding agreement of USD, enforceable against USD in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

         3.3 VALID ISSUANCE. The New Note, the New Warrant and the shares of Common Stock issuable upon conversion of the New Note and exercise of the New Warrant (collectively, the "SECURITIES") have been duly authorized and, when issued, sold and delivered to La Jolla after payment therefore in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of La Jolla set forth at Section 4.6 of this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of all Liens or other encumbrances other than as set forth in the legends contained in Section
4.8 of this Agreement.

         3.4 SEC DOCUMENTS AND FINANCIAL STATEMENTS. The financial statements included in the SEC Documents are hereafter collectively referred to as the "FINANCIAL STATEMENTS." The balance sheet contained in USD's quarterly report on Form 10-Q for the quarter ended December 31, 2002 shall be referred herein as the "COMPANY BALANCE SHEET" and the date of such balance sheet shall be referred to herein as the "COMPANY BALANCE SHEET DATE." The balance sheets included in the Financial Statements (including any related notes and schedules) presents fairly the financial position of USD as of its date, and the other financial statements included in the Financial Statements (including any related notes and schedules) present fairly the results of operations or other information included therein of USD for the periods or as of the dates therein set forth (subject, in the case of interim financial statements, to normal year-end adjustments), and each of the Financial Statements was prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein and except that interim financial statements may not contain all footnotes required by generally accepted accounting principles).

         3.5 NO MATERIAL ADVERSE CHANGE. Since USD Balance Sheet Date, except as set forth in USD's SEC Documents, (a) there has been no material adverse change in the business, properties, results of operations or financial condition of USD, whether or not arising in the ordinary course of business, and (b) there has been no dividend or distribution of any kind declared, paid or made by USD on any class of its capital stock.

3.6 ACCESS TO INFORMATION. Prior to the Closing, USD will provide to La Jolla, its officers, employees and professional representatives such information as such persons from time to time may reasonably request with respect to USD and prior to the Closing shall permit La Jolla, its officers, employees and professional representatives reasonable access, during regular business hours and upon reasonable notice, to the properties, books and records of USD as La Jolla from time to time may reasonably request.

         3.7 PRIVATE OFFERING

         3.8 . Neither USD nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. USD has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Securities, or of securities of the same or similar class as the Securities if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         4. LA JOLLA HEREBY REPRESENTS AND WARRANTS TO USD THAT:

         4.1 AUTHORIZATION. La Jolla has all requisite power and authority to enter into the transactions contemplated by this Agreement and that this Agreement constitutes a valid and legally binding obligation of La Jolla except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be purchased by La Jolla will be acquired for investment for La Jolla's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and La Jolla has no present intention of selling, granting any participation in, or otherwise distributing the same. La Jolla is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Securities purchased by it.

         4.3 RELIANCE UPON LA JOLLA'S REPRESENTATIONS. La Jolla understands that the issuance and sale of the Securities will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D and/or Section 4(2) thereof, and that USD's reliance on such exemption is based on each La Jolla's representations set forth herein. La Jolla realizes that the basis for the exemption may not be present if, notwithstanding such representations, La Jolla has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. La Jolla has no such present intention.

         4.4 RECEIPT OF INFORMATION. La Jolla has had an opportunity to ask questions and receive answers from USD regarding the terms and conditions of the issuance and sale of the Securities and the business, properties, prospects and financial condition of USD and to obtain additional information (to the extent USD possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of USD in Section 3 of this Agreement or the right of La Jolla to rely thereon. No person other that USD has been authorized to give any information or to give any representation not contained in this Agreement in connection with the Offering and, if given or made, such information or representation must not be relied upon as having been authorized by USD.

         4.5 INVESTMENT EXPERIENCE. La Jolla is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         4.6 ACCREDITED LA JOLLA. La Jolla is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         4.7 RESTRICTED SECURITIES. La Jolla understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, La Jolla is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about USD.

         5. RESTRICTED TRANSFERABILITY.

         5.1 LEGENDS. Each certificate or other document evidencing the Securities shall be endorsed with the legends set forth below, and La Jolla covenants that, except to the extent such restrictions are waived by USD, La Jolla shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

                  (a) The following legend under the Act:

         "THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE."

                  (b) Such other legends as may be required under state securities laws.

         5.2 INDEMNIFICATION.

                  (a) USD agrees to indemnify and hold harmless La Jolla (or such Person, if any, who controls La Jolla within the meaning of section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which La Jolla (or such Person, if any, who controls La Jolla within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) a material breach of any term of this Agreement, the New Note and the New Warrant, or (ii) the material breach of any representation, warranty or covenant of this Agreement, the New Note and the New Warrant. USD will reimburse La Jolla (and each Person, if any, who controls La Jolla within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that USD shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by La Jolla to comply with its representations, warranties, covenants and agreements contained in this Agreement.

                  (b) La Jolla agrees to indemnify and hold USD harmless from and against any losses, claims, damages or liabilities to which USD may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a material breach of any representation, warranty or covenant of this Agreement, the New Note and the New Warrant. La Jolla will reimburse USD for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that La Jolla shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon the breach by USD to comply with its representations, warranties, covenants and agreements contained in this Agreement.

         6. MISCELLANEOUS.

         6.1 REASONABLE EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided and applicable law, USD and La Jolla shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         6.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June ____, 2003. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         6.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither USD nor La Jolla shall assign this Agreement or any rights hereunder or delegate any duties hereunder without the prior written consent of the other except as otherwise provided herein.

         6.4 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by Facsimile (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):


If to USD:         US Dataworks, Inc.                        If to La     La Jolla Cove Investors, Inc.
                   5301 Hollister Road                       Jolla:       7817 Herschel Avenue
                   Suite 250                                              Suite 200
                   Houston, Texas  77040                                  La Jolla, California 92037
                   Attention:  Charles Ramey, President                   Attention:
                   Facsimile:       (713) 934-8192                        Title:
                   Telephone:       (713) 934-3854                        Facsimile:     (858) 551-0987
                                                                          Telephone:     (858) 551-8703

with a copy to:    Pillsbury Winthrop LLP                   with a copy
                   2550 Hanover Street                      to:
                   Palo Alto, California 94304
                   Attention:  John J. Figone, Esq.
                   Facsimile:       (650) 233-4545
                   Telephone:       (650) 233-4613

         6.5 SURVIVAL. All representations and warranties contained or provided for herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the party benefiting from any such representation or warranty, and shall survive the Closing to the extent of applicable statutes of limitations.

         6.6 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified only by a written instrument signed by USD and La Jolla hereunder. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         6.8 ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

         6.9 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles); provided, however, that neither this Agreement nor any provision hereof shall be construed for or against any party on the basis that such party drafted this Agreement or any provision hereof.

         6.10 RELEASE OF ALL PRIOR CLAIMS AGAINST USD AND RAMEY. La Jolla (or such Person, if any, who controls La Jolla within the meaning of section 15 of the Securities Act) hereby waives, releases, acquits, covenants not to sue, and forever discharges USD and Ramey, and any and all of USD's past, present, and future officers, directors, trustees, managing agents, and employees any of Ramey's successors or assigns, from any and all claims, demands, and causes of action whatsoever ("Claims"), whether known or unknown, provided such Claims are limited specifically to those may have arisen (or arise) from, or may have related (or relate) to, any of the prior agreements between La Jolla, one the one hand, and USD and Ramey on the other, including the First Warrant, the March 2002 Agreements, the Fees Letter, the Waiver Letter and the Personal Guaranty, but expressly excluding the New Note, the New Warrant, and, limited expressly to the extent as set forth in Section 2.3 herein, the Amended Personal Guarantee.

         LA JOLLA ACKNOWLEDGES THAT IT HAS BEEN ADVISED AND OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS
FOLLOWS:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         BEING AWARE OF SAID CODE SECTION, LA JOLLA HEREBY EXPRESSLY WAIVES ANY RIGHTS WHICH IT MAY HAVE UNDER THAT STATUTE, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

         6.11 RELEASE OF ALL PRIOR CLAIMS AGAINST LA JOLLA. USD (or such Person, if any, who controls USD within the meaning of section 15 of the Securities Act) and Ramey hereby waive, release, acquit, covenant not to sue, and forever discharge La Jolla, and any and all of LA Jolla's past, present, and future officers, directors, trustees, managing agents, and employees from any and all Claims, whether known or unknown, provided such Claims are limited specifically to those may have arisen (or arise) from, or may have related (or relate) to, any of the prior agreements between USD and/or Ramey, one the one hand, and La Jolla on the other, including the First Warrant, the March 2002 Agreements, the Fees Letter, the Waiver Letter and the Personal Guaranty, but expressly excluding the New Note, the New Warrant, and, limited expressly to the extent as set forth in Section 2.3 herein, the Amended Personal Guarantee.

         USD AND RAMEY ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED AND OF AND ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         BEING AWARE OF SAID CODE SECTION, USD AND RAMEY HEREBY EXPRESSLY WAIVE ANY RIGHTS WHICH THEY MAY HAVE UNDER THAT STATUTE, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

6.12 COUNTERPARTS. This Agreement may be executed by facsimile copies and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            USD

                                            US DATAWORKS, INC.



                                            By   /S/ JOHN REILAND
                                                 -------------------------------

                                            Name JOHN REILAND
                                                 -------------------------------

                                            Title CFO
                                                 -------------------------------



                                            RAMEY


                                            /S/ CHARLES E. RAMEY
                                            ------------------------------------
                                             Charles E. Ramey




                                            LA JOLLA

                                            LA JOLLA COVE INVESTORS, INC.


                                            By /S/ TRAVIS W. HUFF
                                               ---------------------------------

                                            Name TRAVIS W. HUFF
                                                  ------------------------------

                                            Title PORTFOLIO MANAGER, VP
                                                  ------------------------------

                                    EXHIBIT A
                                    ---------

                                  FIRST WARRANT
                                  -------------

                                    EXHIBIT B
                                    ---------

                               PURCHASE AGREEMENT
                               ------------------

                                    EXHIBIT C
                                    ---------

                                  ORIGINAL NOTE
                                  -------------

                                    EXHIBIT D
                                    ---------

                                 SECOND WARRANT
                                 --------------

                                    EXHIBIT E
                                    ---------

                                RIGHTS AGREEMENT
                                ----------------

                                    EXHIBIT F
                                    ---------

                                   FEES LETTER
                                   -----------

                                    EXHIBIT G
                                    ---------

                                  WAIVER LETTER
                                  -------------

                                    EXHIBIT H
                                    ---------

                                PERSONAL GUARANTY
                                -----------------

                                    EXHIBIT I
                                    ---------

                                    NEW NOTE
                                    --------

                                    EXHIBIT J
                                    ---------

                                   NEW WARRANT
                                   -----------

                                    EXHIBIT K
                                    ---------

                            AMENDED PERSONAL GUARANTY
                            -------------------------